SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND
                              EXCHANGE ACT OF 1934


                               September 17, 2001
                       (Date of Earliest Event Reported)


         AIRPLANES LIMITED                            AIRPLANES U.S. TRUST

 (Exact Name of Registrants as Specified in Memorandum of Association or Trust
                                  Agreement)


         Jersey, Channel Islands                     Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

         33-99970-01                                  13-3521640
         (Commission File                            (IRS Employer
         Number)                                     Identification No.)


         Airplanes Limited                            Airplanes U.S. Trust
         22 Grenville Street                          1100 North Market Street
         St. Helier                                   Rodney Square North
         Jersey, JE4 8PX                                Wilmington, Delaware
         Channel Islands                              19890-0001
         (011 44 1534 609 000)                        (1-302-651-1000)

           (Addresses and Telephone Numbers, Including Area Codes, of
                   Registrants' Principal Executive Offices)

Item 5.  Other Events

     The full effect that the recent terrorist attacks in the United States may have for the airline industry is not yet known. Consequences can be expected to include a reduction in the demand for airline travel and increased costs resulting from increased security measures. Such consequences may impact the ability of our lessees to perform under their leases and/or result in reduced demand for our aircraft, both of which would cause a reduction in our revenues.

     Attached hereto as Exhibit A is a copy of a Report to Certificate holders dated September 17, 2001, sent to each holder of a Pass Through Certificate issued by Airplanes Pass Through Trust.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                                 AIRPLANES LIMITED


Date: September 17, 2001                         /s/ Roy M. Dantzic*
                                                 -------------------
                                                     Director and Officer


Date: September 17, 2001                         AIRPLANES U.S. TRUST


                                                 /s/ Roy M . Dantzic*
                                                 -------------------------------
                                                     Controlling Trustee
                                                     and Officer


                                                 *By: /s/ Michael Walsh
                                                      --------------------------
                                                          Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit A      -    Report to Certificateholders
Exhibit B      -    Power of Attorney for Airplanes Limited
Exhibit C      -    Power of Attorney for Airplanes U.S. Trust


















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